Exhibit 4.16

Execution Copy

TRUST AGREEMENT
OF
ASSURED GUARANTY CAPITAL TRUST II

THIS TRUST AGREEMENT OF ASSURED GUARANTY CAPITAL TRUST II (this “Trust Agreement”) is dated as of May 25, 2005 by and between Assured Guaranty US Holdings Inc., a Delaware corporation, as depositor (the “Depositor”), and The Bank of New York (Delaware), a Delaware banking corporation, as trustee (in such capacity, the “Delaware Trustee”).  The Depositor and the Delaware Trustee hereby agree as follows:

1.             The trust created hereby shall be known as “Assured Guaranty Capital Trust II” (the “Trust”), in which name the Delaware Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.             The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10.  The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Depositor.  Such amount shall constitute the initial trust estate of the Trust.  The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositor.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust.  The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Delaware Trustee may approve.

3.             The Depositor and the Delaware Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Preferred Securities and Common Securities as may be referred to therein.  Except as otherwise contemplated in this Trust Agreement, prior to the execution and delivery of such amended and restated Trust Agreement, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate of the Trust, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.  Notwithstanding the foregoing, the Delaware Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

4.             The Depositor, on behalf of the Trust, is hereby authorized, in its discretion, (i) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from the registration of the Preferred Securities of the Trust under the securities or “Blue Sky” laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (ii) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depositary relating to the Preferred Securities of the Trust as it deems necessary or desirable; and (iii) to negotiate, execute, deliver and perform on behalf of the Trust one or more placement agreements,  purchase agreements, subscription agreements, dealer manager agreements, escrow agreements and other similar or related agreements providing for or relating to the sale of the Preferred Securities of the Trust.

In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the “Commission”) or any state securities or Blue Sky laws or by any depositary to be executed on behalf of the Trust by the Delaware Trustee, the Delaware Trustee is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless directed by the Depositor as being required by the rules and regulations of the Commission and any state securities or Blue Sky laws or by any depositary.

5.             This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.             The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of trustees of the Trust; provided, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time.  Any trustee of the Trust may resign upon thirty days’ prior notice to the Depositor.

7.             The Depositor hereby agrees to (i) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Delaware Trustee and any of the officers, stockholders, directors, employees and agents of the Delaware Trustee (the “Indemnified Persons”) from and against all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are judicially determined to be the result of the willful misconduct, bad faith or gross negligence of such Indemnified Person and (iii) advance to each such Indemnified Person Expenses incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 7.  The obligations of the Depositor under this Section 7 shall survive the resignation or removal of the Delaware Trustee, shall survive the termination, amendment, supplement, and/or restatement of this Trust

Agreement, and shall survive the transfer by the Depositor of any or all of its interest in the Trust.

8.             The Trust may be dissolved and terminated before the issuance of the Preferred Securities of the Trust at the election of the Depositor.

9.             This Trust Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles); PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT.  SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

ASSURED GUARANTY US HOLDINGS INC., as Depositor

By:	/s/ James M. Michener
Name:	James M. Michener
Title:	General Counsel & Secretary

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President